EXHIBIT 10.14

LEASE AGREEMENT

Lessor:                 Beijing Guangxin Long'An Real Estate Brokerage Co. Ltd. (Party A)

Lessee:                 China Tailong Holdings Company Limited (Hong Kong) Beijing Office ("Party B")

Based on the laws and regulations of People's Republic of China, the Parties enter into this Lease Agreement in order to specify the rights and obligations of the Lessor and the Lessee:

1.     Usage of the Property

Party A agrees to lease the properties and the facilities therein, located at A# Room 0706-0707, The Spaces International Center, RD. No.8 Dongdaqiao Road, Chaoyang District, Beijing, China, to Party B for the usage of office space (the "Property"). The total construction area of the properties is 318.32 square meters.

2.     Lease Term

The term of the lease is three years, starting from May 15, 2005 and ending at May 15, 2008.

3.     Rental Payment

3.1    The rental payment is RMB 29,000 per month.

3.2    In order to make sure the due payment of the rental and other fees incurred during the term of the lease, Party B agrees to pay to Party A 2 months rental, equaling to RMB 58,000 as deposit. Upon the expiry of the lease term, Party A shall return the deposit to Party B (no-interest) if the payment under this Lease Agreement has been duly paid off.

3.3    Party B shall pay the rental once a month in cash. The receipt for the rental shall be issued once per half a year. The rental shall be remitted into the following bank account at 25th day of each month:

Account Name: Wang Ping
Account Number: 60142869918600102

4.      Instruments and Fees

4.1 The real property fees concerning the Property during the lease term shall be born by Party A.

4.2    The telephone fees shall be born by Party B.

4.3    During the lease term, Party B shall bear the electricity costs.

4.4    The Property shall be used for office space purpose only.

5.      Responsibilities and Obligations of Lessor

5.1    The Property and the facilities therein shall be delivered to Party B on time and in good conditions.

5.2    Party A shall not request the return of the Property during the lease term (unless otherwise agreed in this Lease Agreement)

5.3    Party A shall provide assistance to Party B to use the Property. The decoration fee for the Property shall be born by Party B.

5.4    Party A shall be responsible for the fees relating to any damages to the fixtures and equipments of the Property, such as main structure, floor, pipes due to the other parties than Party B or any third party relating to Party B.

5.5    Upon the prior consent of Party B, Party A may enter into the Property for the purpose of inspecting the use of the Property and for other urgent purposes.

5.6    Party A hereby represents and warrants that Party A is the legal owner of the Property and can legally lease the Property to Party B.

5.7    During the lease term, Party A shall be responsible for provision of water, electricity, air condition and warm and the daily maintenance of the Property.

6.      Responsibilities and Obligations of Lessee

6.1     Party B shall pay the rental and other relevant fees on time.

6.2    Without the prior consent of Party A and the property management company, Party B shall not make any changes to the structure, and shall not remove the fixtures and equipments, of the Property. The decoration to the Property shall not damage the entire structure and equipments of the Property.

6.3    Party B shall use the Property according to the stipulations of this Lease Agreement. The Property shall not be used to store the dangerous goods prohibited under the PRC law. Party B shall be fully responsible for any damages resulting from the breach of the foregoing stipulations, including the compensation to Party A.

6.4    During the lease term, Party B shall not, in any form, re-lease, transfer, lend, mortgage the Property.

6.5    If Party B decides not to renew this Lease Agreement upon the expiry of the lease term, any indoor decoration made and other equipments installed by Party B at Party B's costs shall not be removed, other than the equipments and instruments used for business purposes.

6.6    During the lease term, any re-decoration to the Property and any change to the original equipments shall be approved by Party A.

6.7    Party B shall properly use the indoor equipments of the lease property.

6.8    Party B is entitled to use the public area and public instruments according to this Lease Agreement.

6.9    Party B shall be fully responsible for any damages to the people, real property or other possessions due to the improper use, management and maintenance of the lease property by Party B.

6.10  Party B has the priority to continue to lease the Property unless Party B is in breach of this Lease Agreement. If Party B wants to renew this Lease Agreement, it shall apply with Party A in written one month before this Lease Agreement expires.

7.       Breach of Contract

7.1    The Parties shall not terminate this Lease Agreement without any proper reason. If, due to special reasons, Party B wants to terminate this Lease Agreement, it shall give Party A a 30-day prior notice and pay 2 months rental as compensation, Party A shall return the rental for the rest of the lease term and the guarantee. If Party A wants to take back the Property for self-use purpose, it shall give Party B a 30-day prior notice and return the rental for the rest of the lease term and the guarantee and pay 2-month rental as compensation.

7.2    Upon the expiry of this Lease Agreement, Party B shall return the Property and facilities therein to Party A. Any facilities left in the Property and are not removed within reasonable time can be disposed by Party A at its own discretion.

7.3    If Party B did not pay the rental and the deposit on time, Party A is entitled to ask the payment at any time. Any delay of the payment of the rental and the deposit will result in the payment of interest of 5% of the total amount.

7.4    Party A is entitled to request back the Property under the following situation:

A.     Without the prior consent of Party A, Party B changes the structure or the usage of the Property;

B.     Party B fails to pay the rental within 15 days after the due date; and

C.     Party B re-leases, lends, transfers or mortgages the Property without the consent of Party A.

8.      Governing Law

This Lease Agreement and any interpretations, implementation and the resolution of any disputes arising from it shall be governed by PRC laws and regulations.

9.      Waiver Conditions

None of the Parties shall not be responsible for any damages to the other party due to force majour.

10.   Any disputes relating to or arising from this Lease Agreement shall first be resolved through negotiation. If the Parties fail to resolve the disputes through negotiation, each of the parties can apply for arbitration with Beijing Arbitration Commission or bring the law suit to the People's Court at the location of the Property. The performance of the other terms of this Lease Agreement shall not be affected during the period of arbitration or litigation.

11.    Any issues not provided in this Lease Agreement will be subject to the rules of PRC Contract and the Administration Rules of Lease of Urban Property and the agreements between the Parties.

12.    This Lease Agreement will take effective upon execution by both Parties.

13.    This Lease Agreement shall be made in two copies, each copy having same legal effect.

Party A:
Beijing Guangxin Long'An Real Estate Brokerage Co. Ltd.
(Seal)

Party B:
China Tailong Holdings Company Limited (Hong Kong) Beijing Office
(Seal)